Exhibit 10.1

THIRD AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is executed and effective as of August 20, 2026, by and among Fidelity Core Real Estate Fund, a Maryland statutory trust (the “Company”), Fidelity Core Real Estate Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (the “Investment Manager”). The Company, the Operating Partnership and the Investment Manager are collectively referred to herein as “Parties,” and each, a “Party.”

RECITALS

WHEREAS, the Parties previously entered into the Second Amended and Restated Investment Management Agreement, dated December 19, 2024 and effective as of January 1, 2025 (the “Prior Agreement”); and

WHEREAS, the Parties now desire to amend and restate the Prior Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.
Defined Terms.

(a) Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust of the Company (as amended or restated and from time to time in effect, the “Declaration of Trust”). If any term hereof conflicts with the terms of the Declaration of Trust, the terms of the Declaration of Trust shall govern and control.

(b) As used in this Agreement, the following terms have the definitions hereinafter indicated:

(i) “Class F Shares” means Class F common shares of beneficial interest of the Company, no par value.

(ii) “Class F Units” means Class F units of limited partnership interest in the Operating partnership.

(iii) “Class I Shares” means Class I common shares of beneficial interest of the Company, no par value.

(iv) “Class I Units” means Class I units of limited partnership interest in the Operating partnership.

(v) “Class S Shares” means Class S common shares of beneficial interest of the Company, no par value.

(vi) “Class S Units” means Class S units of limited partnership interest in the Operating partnership.

(vii) “Company Documents” has the meaning given to such term in Section 2(a).

(viii) “Company Incentive Fee” has the meaning given to such term in Section 6(b).

(ix) “Excess Profits” has the meaning given to such term in Section 6(b).

(x) “Hurdle Amount” for any period during a calendar year means that amount that results in a five percent (5.0)% annualized internal rate of return on the NAV of the Shares of all classes outstanding at the beginning of the then-current calendar year and all Shares of all classes issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares and all issuances of Shares over the period and calculated in accordance with recognized industry practices. The ending NAV of the Shares used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Company Incentive Fee, provided that the calculation of the Hurdle Amount for any period will exclude any Shares of any class repurchased during such period, which Shares will be subject to the Incentive Fee upon such repurchase as described in Section 6(b).

(xi) “Incentive Fee” has the meaning given to such term in Section 6(c).

(xii) “Indemnified Person” has the meaning given to such term in Section 10(b).

(xiii) “Investment Guidelines” has the meaning given to such term in Section 2(a).

(xiv) “Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Shares of any class repurchased during such year, which Shares will be subject to the Company Incentive Fee upon such repurchase as described in Section 6(b).

(xv) “Management Fee” has the meaning given to such term in Section 6(a).

(xvi) “Memorandum” has the meaning given to such term in Section 2(a).

(xvii) “NAV” means the Company’s net asset value, calculated as set forth in the Company Documents.

(xviii) “OP Excess Profits” has the meaning given to such term in Section 6(c).

(xix) “OP Hurdle Amount” for any period during a calendar year means that amount that results in a five percent (5.0%) annualized internal rate of return on the OP NAV of the OP Incentive Units outstanding at the beginning of the then current calendar year and all OP Incentive Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such OP Incentive Units and all issuances of OP Incentive Units over the period and calculated in accordance with recognized industry practices. The ending OP NAV of the OP Incentive Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the OP Incentive Fee, provided that the calculation of the OP Hurdle Amount for any period will exclude any OP Incentive Units repurchased during such period, which OP Incentive Units will be subject to the OP Incentive Fee upon such repurchase as described in Section 6(c).

(xx) “OP Incentive Fee” has the meaning given to such term in Section 6(c).

(xxi) “OP Incentive Units” means OP Units of any class, including Class I Units, Class S Units and Class F Units, held by unitholders other than the Company.

(xxii) “OP Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual OP Total Return and decrease by any positive annual OP Total Return, provided that the OP Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the OP Loss Carryforward Amount will exclude the OP Total Return related to any OP Incentive Units repurchased during such year, which OP Incentive Units will be subject to the OP Incentive Fee upon such repurchase as described in Section 6(c).

(xxiii) “OP NAV” means the Operating Partnership’s net asset value, calculated as set forth in the Company Documents.

(xxiv) “OP Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the OP Incentive Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate OP NAV of such OP Incentive Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of OP Incentive Units, and (y) any allocation or accrual to the OP Incentive Fee. For the avoidance of doubt, the calculation of OP Total Return will (i) include any appreciation or depreciation in the OP NAV of OP Incentive Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such OP Incentive Units.

(xxv) “OP Units” means units of limited partnership interest in the Operating Partnership, including Class I Units, Class S Units and Class F Units.

(xxvi) “Operating Partnership Agreement” means the Third Amended and Restated Limited Partnership Agreement of the Operating Partnership, dated as of the date hereof, as it may be amended or restated.

(xxvii) “Shares” means common shares of beneficial interest of the Company, including Class I Shares, Class S Shares and Class F Shares.

(xxviii) “Share Repurchase Plan” has the meaning given to such term in Section 6(a).

(xxix) “Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions accrued or paid (without duplication) on all Shares of any class outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate NAV of such Shares since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Shares, and (y) any allocation or accrual to the Company Incentive Fee. For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Shares of any class issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Shares.

2.
Appointment of the Investment Manager.

(a) Subject to the terms and conditions of this Agreement, the Company and the Operating Partnership hereby appoint the Investment Manager to serve as their investment adviser and to provide the services to the Company and the Operating Partnership provided for in this Agreement, and the Investment Manager hereby accepts such appointment. Except as otherwise provided in this Agreement, the Investment Manager hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein. In the performance of its duties hereunder, the Investment Manager will comply with the provisions of the Declaration of Trust, the Operating Partnership Agreement and the Company’s investment objectives, guidelines and restrictions (hereinafter the “Investment Guidelines”), as described in the Company’s Confidential Private Placement Memorandum (as revised from time to time, the “Memorandum” and together with the Declaration of Trust and the Operating Partnership Agreement, the “Company Documents”).

(b) The Investment Manager will at all times be an independent contractor and nothing in this Agreement shall be construed to constitute the Investment Manager an agent, employee, officer, or general partner of the Company or the Operating Partnership. The Investment Manager may, at its sole cost, engage sub-managers and consultants, including Affiliates of the Investment Manager, to assist it in the performance of its duties hereunder on such terms and conditions as it shall determine in its sole discretion, including, without limitation, the delegation of the powers and duties hereunder.

3.
Authority of Investment Manager.
(a)
Pursuant to the terms of this Agreement, and subject to the continuing and exclusive authority of the Trustee over the management of the Company (and the authority of the Company as the general partner of the Operating Partnership), the Trustee hereby (i) delegates to the Investment Manager the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Investment Manager, may be necessary or advisable in connection with the Investment Manager’s duties hereunder, including the making of any Investment that fits within the Investment Guidelines and (ii) constitutes and appoints the Investment Manager as the Company’s, the Trustee’s, and the Operating Partnership’s true and lawful representative and attorney-in-fact, in the Company’s, the Trustee’s, and the Operating Partnership’s name, place and stead to negotiate, make, execute and sign documents on behalf of the Company, the Trustee and the Operating Partnership.
(b)
The Investment Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the Company’s or the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act of 1940, as amended, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or that would otherwise not be permitted by the Company Documents. If the Investment Manager is ordered to take any action by the Trustee, the Investment Manager shall seek to notify the Trustee if it is the Investment Manager’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or any Company Document.

4.
Duties of the Investment Manager. Subject in each case to the Investment Guidelines, the Company Documents, applicable law and the ultimate oversight of the Trustee, the Investment Manager shall perform (or cause to be performed through one or more of its Affiliates or third parties or any designated committee of the Investment Manager) such services and activities relating to the selection of Investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:
(a)
serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines;
(b)
sourcing, evaluating and monitoring the Company’s and Operating Partnership’s investment opportunities and executing the acquisition, management, financing and disposition of the Company’s and Operating Partnership’s assets;
(c)
with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of Investments, conducting negotiations on the Company’s and Operating Partnership’s behalf with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives, and determining the structure and terms of such transactions;
(d)
providing portfolio management and other related services;
(e)
advising with respect to decisions regarding any of the Company’s or the Operating Partnership’s financings, hedging activities or borrowings undertaken by the Company or the Operating Partnership, including (1) assisting in the development of criteria for debt and equity financing that is specifically tailored to the Company’s investment objectives, and (2) advising the Company and the Operating Partnership with respect to obtaining appropriate financing for the Investments and (3) negotiating and entering into, on the Company’s and Operating Partnership’s behalf, financing arrangements (including one or more credit facilities), repurchase agreements, interest rate or currency swap agreements, hedging arrangements, foreign exchange transactions, derivative transactions, and other agreements and instruments required or appropriate in connection with the Company’s and Operating Partnership’s activities;
(f)
engaging and supervising, on the Company’s and Operating Partnership’s behalf and at the Company’s and Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include Affiliates of the Investment Manager) that provide various services with respect to the Company and Operating Partnership, including, without limitation, on-site managers, building and maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to Investments (or potential Investments);
(g)
coordinating and managing operations of any joint venture or co-investment interests held by the Company or Operating Partnership and conducting matters with the joint venture or co-investment partners;
(h)
purchasing, selling, investing, trading, holding, receiving, mortgaging, pledging, transferring, exchanging, or otherwise acquiring or disposing of or realizing upon securities, derivative instruments and investments of any and all kinds, to the extent consistent with the Investment Guidelines;

(i)
taking all reasonable actions which the Investment Manager in good faith believes are appropriate to facilitate the ongoing operation of the Company’s and the Operating Partnership’s assets in emergencies;
(j)
granting options and exercising all rights, powers, privileges and other incidents of ownership or possession with respect to all assets or investments held or owned by the Company and the Operating Partnership;
(k)
holding all or any part of the assets or investments of the Company and the Operating Partnership in cash or cash equivalents;
(l)
lending any of the Company’s and the Operating Partnership’s assets or investments, including any securities, either with or without security;
(m)
opening, maintaining and closing accounts, including margin and discretionary accounts, with brokers and/or dealers, and paying commissions, fees and other charges applicable to transactions in all such accounts including to utilize brokerage accounts to obtain other services and benefits for the Company and the Operating Partnership;
(n)
reviewing and confirming the NAV per Share for each class of Shares and overseeing the process around the calculation of the NAV per Share for each class of Shares as performed by the Company’s administrator, and in connection therewith, among other things, obtaining appraisals performed by independent third party appraisal firms of the value of the Company’s real properties, all in accordance with the valuation guidelines set forth in the Memorandum; and
(o)
doing such other acts and providing such other services as the Trustee may reasonably request or that the Investment Manager may deem necessary or advisable under the particular circumstances or that are contemplated by the terms of the Company Documents.
5.
Expenses.
(a)
The Investment Manager shall bear all normal operating costs and expenses incurred in connection with the management of the Investment Manager, without any right to reimbursement from the Company for such expenses. Such normal operating expenses to be borne by the Investment Manager shall include, without limitation, expenditures on account of salaries, wages, benefits and other expenses of employees of the Investment Manager, general overhead, utilities and rentals payable for space used by the Investment Manager, office supplies, expenses for clerical, bookkeeping services, office equipment expenses, and expenses for complying with the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and shall exclude salaries, wages and other personnel costs allocable to employees of the Investment Manager providing legal, tax, accounting and administrative services to the Company.
(b)
The Investment Manager and its Affiliates advanced and paid on the Company’s behalf all O&O Expenses through the first anniversary of the Initial Closing. The Company reimbursed the Investment Manager and its Affiliates for all of such advanced O&O Expenses in one or more payments following the first anniversary of the Initial Closing. Following the first anniversary of the Initial Closing, the Company will reimburse the Investment Manager and its Affiliates for all O&O Expenses incurred on the Company’s behalf as and when such expenses are incurred, provided that the Investment Manager may elect in its sole discretion to waive reimbursement for any such amounts. As used herein, “Initial Closing” shall mean the date upon which the Company first accepted subscriptions for, and sold, Shares in the Private Offering.

(c)
Pursuant to Article XV, Section 3 of the Declaration of Trust, the Company will pay, directly or through reimbursement of the Investment Manager, the Trustee or their respective Affiliates, all costs and expenses relating to the activities, operations and investments of the Company and the performance by the Investment Manager, the Trustee and their respective Affiliates of their respective obligations to the Company (excluding any costs and expenses described in Section 5(a) above).
(d)
For the avoidance of doubt, the Investment Manager shall not be obligated to pay any expenses of or for the Company not contemplated to be paid by the Investment Manager pursuant to Section 5(a). The Investment Manager is entitled to use “soft” or commission dollars generated by the Company to pay certain expenses which would otherwise be payable by the Investment Manager. It is the intent of the Investment Manager with respect to such use of “soft” or commission dollars to stay within the parameters of Section 28(e) of the Securities Exchange Act of 1934, as amended.
6.
Compensation.

(a) Management Fee. As compensation for the services rendered and the expenses borne by the Investment Manager pursuant to this Agreement, the Company shall pay the Investment Manager a management fee (collectively, the “Management Fee”) equal to (i) 1.0% of the NAV attributable to Class I Shares, (ii) 1.0% of the NAV attributable to Class S Shares, and (iii) 0.7% of the NAV attributable to Class F Shares, in each case per annum calculated monthly and payable quarterly in arrears. The Management Fee shall cease to be payable upon any termination of this Agreement; provided, however, that upon any such termination of this Agreement, the Company shall promptly pay the Investment Manager any Management Fee on a pro-rated basis for such quarter though the effective date of such termination.

The Management Fee may be paid, at the Investment Manager’s election, in either (i) cash, (ii) Class I Shares with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per Class I Share), or (iii) any combination of cash and Class I Shares (with such Shares valued based upon the then-current NAV per Class I Share). If the Investment Manager elects to receive any portion of its Management Fee in Shares, the Investment Manager may elect to have the Company repurchase such Shares from the Investment Manager at a later date. Shares held by the Investment Manager will not be subject to any repurchase limits, minimum holding periods or reduction or penalty for an early repurchase otherwise applicable pursuant to the terms of the of the Company’s share repurchase plan (as such plan is set forth in the Company Documents) (the “Share Repurchase Plan”).

The Investment Manager may, in its sole discretion, elect to waive all or a portion of the Management Fee.

(b) Company Incentive Fee. The Company will pay or cause its Subsidiaries to pay the Investment Manager an incentive fee (the “Company Incentive Fee”) promptly following the end of each calendar year (which shall accrue on a monthly basis) in an amount equal to:

(i) First, if the Total Return for the applicable period exceeds the sum of (A) the Hurdle Amount for that period and (B) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount payable to the Investment Manager equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Investment Manager pursuant to this clause; and

(ii) Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

With respect to all Shares that are repurchased at the end of any month in connection with repurchases of Shares pursuant to the Share Repurchase Plan, the Investment Manager shall be entitled to such Company Incentive Fee in an amount calculated as described above with respect to the portion of the year for which such Shares were outstanding, and proceeds for any such Shares repurchased will be reduced by the amount of any such Company Incentive Fee.

The measurement of the change in NAV per Share for the purpose of calculating the Total Return is subject to adjustment by the Investment Manager to account for any dividend, split, recapitalization or any other similar change in the Company’s capital structure or any distributions deemed to be a return of capital if such changes are not already reflected in the Company’s net assets.

The Investment Manager will not be obligated to return any portion of the Company Incentive Fee paid due to the subsequent performance of the Company.

The Company Incentive Fee may be paid, at the Investment Manager’s election, in (i) cash, (ii) Class I Shares with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per Class I Share), or (iii) any combination of cash and Class I Shares (with such Class I Shares valued based upon the then-current NAV per Class I Share). If the Investment Manager elects to receive any portion of its Company Incentive Fee in Shares, the Investment Manager may elect to have the Company repurchase such Shares from the Investment Manager at a later date. Such Shares held by the Investment Manager will not be subject to any repurchase limits, minimum holding periods or reduction or penalty for an early repurchase otherwise applicable pursuant to the terms of the Share Repurchase Plan.

The Investment Manager may, in its sole discretion, elect to waive all or a portion of the Company Incentive Fee.

(c) OP Incentive Fee. The Operating Partnership will pay or cause its Subsidiaries to pay the Investment Manager an incentive fee (the “OP Incentive Fee” and, together with the Company Incentive Fee, the “Incentive Fee”) promptly following the end of each calendar year (which shall accrue on a monthly basis) in an amount equal to:

(i) First, if the OP Total Return for the applicable period exceeds the sum of (A) the OP Hurdle Amount for that period and (B) the OP Loss Carryforward Amount (any such excess, “OP Excess Profits”), 100% of such OP Excess Profits until the total amount allocated to the Investment Manager equals 12.5% of the sum of (x) the OP Hurdle Amount for that period and (y) any amount allocated to the Investment Manager pursuant to this clause; and

(ii) Second, to the extent there are remaining OP Excess Profits, 12.5% of such remaining OP Excess Profits.

Any amount by which OP Total Return falls below the OP Hurdle Amount and that does not constitute OP Loss Carryforward Amount will not be carried forward to subsequent periods.

With respect to all OP Incentive Units that are repurchased pursuant to the Operating Partnership Agreement, the Investment Manager shall be entitled to such OP Incentive Fee in an amount calculated as described above with respect to the portion of the year for which such OP Incentive Units were outstanding, and proceeds for any such OP Incentive Units repurchased will be reduced by the amount of any such OP Incentive Fee.

The measurement of the change in OP NAV per OP Incentive Unit for the purpose of calculating the OP Total Return is subject to adjustment by the Investment Manager to account for any dividend, split, recapitalization or any other similar change in the Operating Partnership’s capital structure or any distributions deemed to be a return of capital if such changes are not already reflected in the Operating Partnership’s net assets.

The Investment Manager will not be obligated to return any portion of the OP Incentive Fee paid due to the subsequent performance of the Operating Partnership.

The OP Incentive Fee may be paid, at the Investment Manager’s election, in (i) cash, (ii) Class I Units with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current OP NAV per Class I Unit), or (iii) any combination of cash and Class I Units (with such units valued based upon the then-current OP NAV per Class I Unit). If the Investment Manager elects to receive any portion of the OP Incentive Fee in Class I Units, the Investment Manager may elect at a later date to have the Operating Partnership repurchase such Class I Units for cash unless the Trustee determines that any such repurchase for cash would be prohibited by applicable law or the Company Documents, in which case such units will be repurchased for Class I Shares with an equivalent aggregate NAV.

The Investment Manager may, in its sole discretion, elect to waive all or a portion of the OP Incentive Fee.

(d) The Incentive Fee shall cease to be payable upon any termination of this Agreement; provided, however, that the Investment Manager will be entitled to receive its prorated Incentive Fee through the date of such termination. Such pro rata Incentive Fee will be determined in the same manner as described in Sections 6(b) and 6(c) above but only for the portion of the year through the date of such termination.

(e) Offset Fees. Subject to this Section 6(e), each installment of the Management Fees otherwise payable pursuant to Section 6(a) shall be reduced (but not below zero) by an amount (the “Offset Amount”) equal to one hundred percent (100%) of any Offset Fees received by the Trustee, the Investment Manager, any of their respective Affiliates or any of their respective members, partners, shareholders, directors, principals and employees during the preceding fiscal quarter. If any such Offset Amounts exceeds the amount of the Management Fees then payable, then the amount of the excess shall be carried forward and shall reduce future installments of the Management Fees in accordance with this Section; provided that upon dissolution of the Company, any Offset Amount that has not been applied to offset shall be distributed by the Company to the Shareholders. As used herein, “Offset Fees” shall mean any loan origination fees, collateral agent fees, directors fees, consulting fees, advisory fees, management fees, transaction fees, work fees, monitoring fees, closing fees, break-up fees, commitment fees, extension fees, exit fees or any other similar fees or remuneration of any kind or nature, whether in cash or in-kind, received from third parties in connection with an Investment or potential Investment; provided, however, that Offset Fees shall not include (i) any Permitted Affiliate Fees and (ii) any management, transfer agent, or other fees received by an affiliate of the Investment Manager in connection with the Company’s investments in money market funds.

(f) Permitted Affiliate Fees. The Company may compensate certain of the Investment Manager’s or Trustee’s Affiliates from time to time for services relating to the Company’s investments or operations, which may include property management services, property accounting services and leasing services and fund administration services (collectively, “Permitted Affiliate Fees”). Any such Permitted Affiliate Fees will be paid (or reimbursed) by the Company and will not reduce the Management Fees otherwise payable to the Investment Manager. The Investment Manager will seek to ensure that any such Permitted Affiliate Fees will be at or below market rates, and any Permitted Affiliate Fees paid with respect to property management services will be at rates usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by the Investment Manager in its discretion.

7.
Representations, Warranties, Covenants and Agreements of the Investment Manager. The Investment Manager hereby represents, warrants, covenants and agrees to and with the Company and the Operating Partnership as follows:
(a)
It is a limited liability company duly organized and validly existing under the laws of the State of Delaware and is qualified to do business and is in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure to so qualify would materially adversely affect its ability to conduct its business activities.
(b)
It has full power and authority to perform its obligations under this Agreement.
(c)
This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investment Manager and is a valid and binding agreement of the Investment Manager enforceable against the Investment Manager in accordance with its terms.
(d)
None of the execution and delivery of this Agreement, the incurring of the obligations set forth in this Agreement or the performance of such obligations will violate, or constitute a breach of or default under, the governing instruments of the Investment Manager or any agreement or instrument by which it is bound or any order or, to the best of the Investment Manager’s knowledge, rule, law or regulation applicable to the Investment Manager of any court or any governmental body or administrative agency or self-regulatory authority having jurisdiction over the Investment Manager.
(e)
There is no action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which the Investment Manager is a party that will result in any material adverse change in its ability to perform the services set out in this Agreement.
(f)
It shall promptly notify the Company and the Operating Partnership of any material changes in any of the foregoing representations and warranties.
8.
Representations, Warranties, Covenants and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership hereby represent, warrant, covenant and agree to and with the Investment Manager as follows:
(a)
The Company is a statutory trust duly organized and validly existing under the laws of the State of Maryland and is qualified to do business and is in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure to so qualify would materially adversely affect its ability to conduct its business activities.

(b)
The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is qualified to do business and is in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and in which the failure to so qualify would materially adversely affect its ability to conduct its business activities.
(c)
The Company and the Operating Partnership have full power and authority to perform its obligations under this Agreement.
(d)
This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and the Operating Partnership and is a valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms.
(e)
None of the execution and delivery of this Agreement, the incurring of the obligations set forth in this Agreement or the performance of such obligations will violate, or constitute a breach of or default under, the governing instruments of the Company, the Operating Partnership or any agreement or instrument by which the Company or the Operating Partnership is bound or any order or, to the best of the Company’s and the Operating Partnership’s knowledge, rule, law or regulation applicable to the Company or the Operating Partnership of any court or any governmental body or administrative agency or self-regulatory authority having jurisdiction over the Company or the Operating Partnership.
(f)
There is no action, suit or proceeding before or by any court or other governmental or self-regulatory authority to which either the Company or the Operating Partnership is a party that will result in any material adverse change in the Company’s or the Operating Partnership’s ability to perform services set out in this Agreement.
(g)
The Company and the Operating Partnership shall promptly notify the Investment Manager of any material changes in any of the foregoing representations and warranties.
9.
Other Interests and Activities. The Company and the Operating Partnership acknowledge and agree that the Investment Manager and its employees and Affiliates render, and in the future will render, investment advice and other services to entities other than the Company and the Operating Partnership. The Company and the Operating Partnership further acknowledge and agree that the Investment Manager and its employees and Affiliates may have conflicts of interests in allocating time and other resources among the Company and the Operating Partnership and other projects and clients of the Investment Manager or such Affiliates, and that the Investment Manager is not obligated to refer all suitable investment opportunities to the Company and the Operating Partnership. The engagement of the Investment Manager pursuant to this Agreement shall not be exclusive and, except as provided in the Company Documents, the Investment Manager and its employees and Affiliates shall be free to render investment advice and other services to entities other than the Company and the Operating Partnership and to engage independently or with others in other business ventures of every nature and description, including the ownership, management, financing, refinancing or sale of debt or equity securities of any companies. Neither the Company nor the Operating Partnership thereof shall have any right or interest in any such ventures or any income or profits from any such services and/or ventures. Nothing in this Agreement shall restrict the ability of the Investment Manager and its employees and Affiliates from making investments or receiving fees or other compensation for services, including those that may be adverse to the interests of the Company and the Operating Partnership.

10.
Exculpation and Indemnification.
(a)
To the fullest extent permitted by applicable law, no Indemnified Person (as defined below) shall be liable, in damages or otherwise, to the Company, the Trustee, the Operating Partnership, any Shareholder or any of their Affiliates for any act or omission performed or omitted by any of them (including, without limitation, any act or omission performed or omitted by any of them in reasonable reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to any Indemnified Person, any act or omission: (A) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order that such Indemnified Person was grossly negligent, or engaged in willful misconduct or fraud; (B) by such Indemnified Person that constitutes a willful and material breach of this Agreement (and such breach, if curable, was not cured within thirty (30) days after receipt of notice of such breach from the Trustee or thirty (30) days after such Indemnified Person becomes aware of such breach) and such breach of this Agreement has or is reasonably likely to have a material adverse effect on the Company or the Operating Partnership; or (C) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order that such Indemnified Person materially violated applicable U.S. federal securities laws and such violation has or is reasonably likely to have a material adverse effect on the Company or the Operating Partnership.
(b)
To the fullest extent permitted by applicable law, the Company and the Operating Partnership shall and do hereby agree to jointly and severally indemnify and hold harmless and pay all judgments and claims against the Investment Manager and any of its respective Affiliates, officers, directors, members, managers, partners, shareholders, employees, consultants or agents (each, an “Indemnified Person”) from and against any loss or damage incurred by them, for any act or omission or any alleged act or omission taken or suffered by each Indemnified Person (including, without limitation, any act or omission performed or omitted by any Indemnified Person in reasonable reliance upon, and in accordance with, the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the Company, the Operating Partnership, or the Investments (including, without limitation, acting as a director, officer, manager or member of an issuer of an Investment), including costs and reasonable attorneys’ fees and any amount expended in the settlement of, or defense of, any actual or threatened claim, proceeding or action, except with respect to any Indemnified Person, any act or omission: (A) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order or upon entering a plea of nolo contendere or its equivalent, as the case may be, that such Indemnified Person was grossly negligent, or engaged in willful misconduct or fraud; (B) by such Indemnified Person that constitutes a willful and material breach of this Agreement (and such breach, if curable, was not cured within thirty (30) days after receipt of notice of such breach from the Trustee or thirty (30) days after such Indemnified Person becomes aware of such breach) and such breach of this Agreement has or is reasonably likely to have a material adverse effect on the Company or the Operating Partnership; or (C) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order that such Indemnified Person materially violated applicable U.S. federal or state securities laws and such violation has or is reasonably likely to have a material adverse effect on the Company or the Operating Partnership.

(c)
Expenses reasonably incurred by an Indemnified Person in defense or settlement of any claim, action or proceeding that may be subject to a right of indemnification hereunder (including, without limitation, attorneys’ fees and other costs and expenses) shall be advanced by the Company promptly (subject to the terms of the Declaration of Trust) upon receipt of an undertaking by, or on behalf, of such Indemnified Person to repay such amount to the extent that it shall be determined upon final, non-appealable decision, judgment or order that such Indemnified Person is not entitled to be indemnified hereunder. No advances shall be made by the Company without the prior written approval of the Trustee.
(d)
Notwithstanding the foregoing, the Company shall not indemnify an Indemnified Person in connection with a proceeding initiated by such Indemnified Person with respect to another Indemnified Person or a proceeding initiated by another Indemnified Person with respect to such Indemnified Person.
(e)
If an Indemnified Person is entitled to indemnification from another source or is entitled to recovery by insurance policies, such Indemnified Person shall diligently pursue such other source, provided that: (1) such obligation shall not in any manner limit such Indemnified Person’s right to seek indemnification or advances under this Agreement; and (2) such Indemnified Person shall remit to the Company any funds it recovers from any such other source to the extent it has been fully indemnified by the Company for all losses it incurred.
(f)
The provisions in this Section 10 shall survive the termination of the Company or the Operating Partnership and this Agreement and each Indemnified Person shall be a third-party beneficiary of this Agreement for purposes of this Section 10.
(g)
Notwithstanding any of the foregoing to the contrary, the provisions of this Section 10 shall not be construed so as to provide for the exculpation and indemnification of any Indemnified Persons for any liability (including liability under ERISA and U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 10 to the fullest extent permitted by law.
(h)
Notwithstanding the foregoing, the Parties acknowledge that the Investment Manager is an “Indemnified Person” for purposes of the Declaration of Trust and is entitled to certain rights and benefits, subject to certain limitations, under Article X, Section 3 of the Declaration of Trust and that the Investment Manager and each other Indemnified Person are intended third-party beneficiaries of the obligations of the Company under Article X, Section 3 of the Declaration of Trust and are entitled to seek enforcement of those obligations directly against the Company.
11.
Reports. Upon the Trustee’s request, the Investment Manager shall prepare, cause to be prepared or assist in the preparation of, any reports required to be delivered by the Company pursuant to Article XVI of the Declaration of Trust. The Company shall furnish the Investment Manager with a copy of all financial statements of the Company, a copy of each report concerning the financial statements prepared by the Company’s independent certified public accountants, and such other information with regard to the Company’s affairs as the Investment Manager may from time to time reasonably request.
12.
Term; Termination. This Agreement shall become effective upon the effective date set forth in the preamble hereto, and shall remain in effect until the Company is terminated; provided, however, that either the Company or the Investment Manager may terminate the Agreement at any time upon not less than seventy-five (75) days’ prior written notice to the other party. Notwithstanding the foregoing, this Agreement shall automatically terminate in the event that the Trustee or one of its Affiliates ceases to be the trustee of the Company.

13.
Amendments; Waivers. The provisions of this Agreement may be altered or amended, and any provisions hereof may be waived, only upon the prior written approval of the Company, the Operating Partnership and the Investment Manager.
14.
Notices. Any notice, demand or other communication that any Party hereto may be required, or may elect, to give to anyone interested hereunder shall be deemed given if in writing and delivered personally or sent by email, overnight courier, or registered or certified mail, postage prepaid to the business address of the Company, the Operating Partnership or Investment Manager, as the case may be, and will be deemed given when received at the addresses specified below or at such other address as a Party to receive notice may specify in a notice given in accordance with this provision. The Company and the Operating Partnership each acknowledge its consent to electronic delivery, including via email or facsimile, of any documents or materials required and/or provided by the Investment Manager related to services provided by the Investment Manager under this Agreement. The Company or the Operating Partnership may revoke this consent and request any such documents or materials to be mailed, in lieu of electronic delivery, at any time upon reasonable notice to the Investment Manager.

If to the Company	Fidelity Core Real Estate Fund
or the Operating	245 Summer Street
Partnership:	Boston, Massachusetts 02210
Attention: Ellen Hall
Email: alternatives@frm.com

If to the Investment	Fidelity Diversifying Solutions LLC
Manager:	900 Salem Street
Smithfield, RI 02197
Attention: Christopher Rimmer
Email: chris.rimmer@frm.com

15.
Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, successors and assigns. The Investment Manager shall be entitled to assign or transfer its rights and obligations under this Agreement to an Affiliate of the Investment Manager without the prior consent of the Company, the Shareholders, the Operating Partnership or any partners of the Operating Partnership. The Investment Manager may not assign or transfer its rights or obligations under this Agreement to a transferee that is not an Affiliate of the Investment Manager without the prior consent of the Trustee. Any attempted assignment or transfer that is not in compliance with this Section 15 shall be null, void and without effect. Any such assignment of this Agreement by the Investment Manager must comply with the Investment Advisers Act in all respects.
16.
Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.
17.
Entire Agreement. This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof, including the Prior Agreement, and constitutes the entire agreement of the Parties relating to the subject matter hereof.
18.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict or choice of law provisions that would make applicable the domestic substantive law of any other jurisdiction.

19.
Form ADV Delivery. The Company and the Operating Partnership each acknowledge receipt of Part 2A and Part 2B of the Investment Manager’s Form ADV prior to entering into this Agreement.
20.
Survival. The provisions of Sections 6 (solely with respect to any Management Fees or Incentive Fees due and payable as of the termination date in accordance with the terms thereof), 10, 14, 18, and 21 hereof shall survive the termination of this Agreement.
21.
Severability; Waiver. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect. No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercising of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as an agreement under seal as of the date first above written.

COMPANY:	Fidelity Core Real Estate FUND
	By:	Fidelity CRET Trustee LLC, its sole Trustee

	By:	/s/Karen Korn
	Name:	Karen Korn
	Title:	Vice President

OPERATING PARTNERSHIP:	FIDELITY CORE REAL ESTATE OPERATING PARTNERSHIP LP
	By:	Fidelity Core Real Estate Fund, its General Partner

	By:	Fidelity CRET Trustee LLC, its sole Trustee

	By:	/s/Karen Korn
	Name:	Karen Korn
	Title:	Vice President

INVESTMENT MANAGER:	Fidelity Diversifying Solutions LLC

	By:	/s/Christopher Rimmer
	Name:	Christopher Rimmer
	Title:	Treasurer

[Signature Page to Third Amended and Restated Investment Management Agreement]